UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a 12

Business Development Corporation of America

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018 Annual Meeting May 30, 2018

Important proxy voting material is ready for your action.

This email represents the following share(s):
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000

Three Ways to Vote
Now via ProxyVote	Vote By May 29, 2018 11:59 P.M. ET
At the Meeting
By Phone 1.800.690.6903	Control Number: 0123456789012345

Dear Fellow Stockholder:

We have not yet received your vote in connection with this year’s annual meeting and ask that you place your vote today.

The meeting is scheduled for May 30, 2018. You are being asked to elect two members to the Company’s Board of Directors and, authorize the Company, with approval of its Board of Directors, to sell or otherwise issue up to 25% of the Company’s outstanding common stock at a price below the Company’s then current net asset value per share.

Please note that proxy solicitation costs are borne by Business Development Corporation of America and its stockholders. These costs can be substantial. Voting today will help us manage such costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you. We urge you to vote as soon as possible in order to allow Business Development Corporation of America to obtain a sufficient number of votes to hold the meeting as scheduled.

Your vote matters and is important no matter how many shares you own.

Please vote promptly and we thank you in advance for your vote! Please call us at 855-486-7909 to speak with an agent for live assistance with voting your shares.

Important

Materials

   Proxy Statement

   10-K Report

   Shareholder Letter

For holders as of April 2, 2018